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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

         I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of my report dated February 20, 1999 relating to the financial statements of Pick-Ups Plus, Inc. appearing in such Prospectus. I also consent to the reference to me under the heading "Experts" in such Prospectus.


s/Robert L. White
Certified Public Accountant
Cincinnati, Ohio
SEPTEMBER 14, 1999